DraftKings Reports First Quarter Revenue of $1,409 Million

Boston, MA – May 8, 2025 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its first quarter 2025 financial results. The Company also posted a letter to shareholders and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

First Quarter 2025 Highlights
For the three months ended March 31, 2025, DraftKings reported revenue of $1,409 million, an increase of $234 million, or 20%, compared to $1,175 million during the same period in 2024. The increase in the Company’s first quarter 2025 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, higher structural Sportsbook hold percentage, and the impact of the acquisition of Jackpocket Inc. (“Jackpocket”), which closed on May 22, 2024, partially offset by customer-friendly sport outcomes.

“Recent product enhancements are driving outperformance in our core value drivers, and our customer metrics continue to be strong through an evolving macroeconomic environment,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “If not for customer-friendly sport outcomes in March, we would be raising our fiscal year 2025 revenue and Adjusted EBITDA guidance.”

“We have a healthy balance sheet and repurchased 3.7 million shares in the first quarter under our existing stock repurchase program,” said Alan Ellingson, DraftKings’ Chief Financial Officer.

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased to 4.3 million average monthly unique paying customers in the first quarter of 2025, representing an increase of 28% compared to the first quarter of 2024. This increase reflects strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming product offerings and the impact of the acquisition of Jackpocket. Excluding the impact of the acquisition of Jackpocket, MUPs increased by approximately 11% compared to the first quarter of 2024.

•Average Revenue per MUP (“ARPMUP”) was $108 in the first quarter of 2025, representing a 5% decrease compared to the same period in 2024. The decrease was primarily due to lower ARPMUP for Jackpocket customers, when compared to customers of DraftKings’ existing product offerings prior to the acquisition. Excluding the impact of the acquisition of Jackpocket, ARPMUP increased approximately 7% compared to the first quarter of 2024.

•Detailed financial data and other operational information for the first quarter of 2025 is available in the financial statements set forth below under the caption “Financial and Operational Results.”

Fiscal Year 2025 Guidance
•DraftKings is revising its fiscal year 2025 revenue guidance to $6.2 billion to $6.4 billion, a decrease from our previous guidance of $6.3 billion to $6.6 billion announced on February 13, 2025. Our fiscal year 2025 revenue guidance equates to approximately 32% year-over-year growth based on the Company’s fiscal year 2024 revenue and the midpoint of the Company’s fiscal year 2025 revenue guidance range.

•DraftKings is revising its fiscal year 2025 Adjusted EBITDA guidance to $800 million to $900 million, compared to our previous guidance of $900 million to $1.0 billion announced on February 13, 2025.

•The Company’s guidance for fiscal year 2025 includes all of its existing jurisdictions and does not include the impact of mobile sports betting launching in Missouri.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 25 states and Washington, D.C., which collectively represent approximately 49% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•On November 5, 2024, Missouri voters passed a ballot initiative that legalized sports betting in the state. DraftKings expects to launch its Sportsbook product in Missouri pending market access, licensure, regulatory approvals, and contractual approvals where applicable.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, May 9, 2025, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, an earnings presentation, and a letter to shareholders. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on June 30, 2025.

Financial and Operational Results
DraftKings’ first quarter 2025 financial results, as well as the financial results for the respective comparative period, and certain operational results are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	March 31, 2025
	(Unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,119,740	$788,287
Restricted cash	16,752	16,499
Cash reserved for users	408,489	525,407
Receivables reserved for users	80,950	62,542
Accounts receivable	66,577	57,839
Prepaid expenses and other current assets	108,293	83,187
Total current assets	1,800,801	1,533,761
Property and equipment, net	53,416	50,550
Intangible assets, net	904,525	933,121
Goodwill	1,555,116	1,555,116
Operating lease right-of-use assets	71,929	74,917
Equity method investments	13,155	13,200
Deposits and other non-current assets	116,871	123,060
Total assets	$4,515,813	$4,283,725

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$577,077	$661,245
Liabilities to users	863,056	979,453
Operating lease liabilities, current portion	11,084	10,993
Other current liabilities	47,656	3,300
Total current liabilities	1,498,873	1,654,991
Convertible notes, net of issuance costs	1,257,086	1,256,429
Term B Loan, net of issuance costs	585,483	—
Non-current operating lease liabilities	65,291	67,660
Warrant liabilities	10,566	22,033
Long-term income tax liabilities	75,443	76,375
Other long-term liabilities	150,156	195,611
Total liabilities	$3,642,898	$3,273,099
Commitments and contingent liabilities (Note 5 and 13)

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2025 and December 31, 2024; 517,173 and 504,722 shares issued and 496,339 and 489,071 outstanding as of March 31, 2025 and December 31, 2024, respectively	$48	$48
Class B common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2025 and December 31, 2024; 393,014 shares issued and outstanding as of March 31, 2025 and December 31, 2024	39	39
Treasury stock, at cost; 20,834 and 15,651 shares as of March 31, 2025 and December 31, 2024, respectively	(779,742)	(563,146)
Additional paid-in capital	8,091,174	7,978,425
Accumulated deficit	(6,475,092)	(6,441,228)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$872,915	$1,010,626
Total liabilities and stockholders’ equity	$4,515,813	$4,283,725

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,408,806	$1,174,996
Cost of revenue	843,803	710,069
Sales and marketing	343,680	340,699
Product and technology	103,260	88,815
General and administrative	164,394	174,251
Income (loss) from operations	(46,331)	(138,838)
Other income (expense):
Interest income	9,489	15,067
Interest expense	(5,094)	(649)
Gain (loss) on remeasurement of warrant liabilities	2,495	(18,094)
Other gain (loss), net	22	(735)
Income (loss) before income tax and equity method investments	(39,419)	(143,249)
Income tax provision (benefit)	(5,600)	(351)
(Gain) loss from equity method investments	45	(330)
Net income (loss) attributable to common stockholders	$(33,864)	$(142,568)

Earnings (loss) per share attributable to common stockholders:
Basic and diluted	$(0.07)	$(0.30)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended March 31,
	2025	2024
Adjusted EBITDA	$102,630	$22,390
Adjusted Earnings (Loss) Per Share	$0.12	$0.03

DRAFTKINGS INC.
REVENUE DISAGGREGATION
(Unaudited)
(Amounts in thousands, except percentages)

	Three months ended March 31,
(amounts in thousands)	2025	2024	$ Change	% Change
Sportsbook Handle	$13,880,391	$12,001,424	$1,878,967	15.7%
Sportsbook Revenue	881,957	734,055	147,902	20.1%
Sportsbook Net Revenue Margin	6.4%	6.1%	N/A	N/A

Sportsbook Revenue	881,957	734,055	147,902	20.1%
iGaming Revenue	423,471	369,997	53,474	14.5%
Other Revenue	103,378	70,944	32,434	45.7%
Total Revenue	$1,408,806	$1,174,996	$233,810	19.9%

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss) attributable to common shareholders	$(33,864)	$(142,568)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	70,116	53,180
Non-cash interest income	(633)	(590)
Non-cash interest expense	909	649
Stock-based compensation	78,846	93,535
(Gain) loss on remeasurement of warrant liabilities	(2,495)	18,094
(Gain) loss from equity method investment	45	(330)
Deferred income taxes	826	540
Other expenses (income), net	2,499	627
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	(18,408)	35,809
Accounts receivable	(8,738)	(5,782)
Prepaid expenses and other current assets	(25,106)	(29,572)
Deposits and other non-current assets	363	(202)
Operating leases, net	—	34
Accounts payable and accrued expenses	(68,950)	(14,341)
Liabilities to users	(116,397)	(81,363)
Long-term income tax liability	(932)	(1,527)
Other long-term liabilities	2,903	3,412
Net cash flows provided by (used in) operating activities	$(119,016)	$(70,395)
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,647)	(3,025)
Cash paid for internally developed software costs	(31,248)	(22,665)
Acquisition of gaming licenses	(1,629)	(11,594)
Other investing activities, net	(3,495)	(1,915)
Net cash flows provided by (used in) investing activities	$(39,019)	$(39,199)
Cash Flows from Financing Activities:
Proceeds from Term B Loan, net	588,116	—
Purchase of treasury stock for RSU withholding	(74,318)	(33,499)
Purchase of treasury stock under Stock Repurchase Program	(142,278)	—
Proceeds from exercise of stock options	3,396	2,857
Other financing	(2,093)	—
Net cash flows provided by (used in) financing activities	$372,823	$(30,642)
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash reserved for users	214,788	(140,236)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,330,193	1,623,493
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,544,981	$1,483,257

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$1,119,740	$1,192,662
Restricted cash	16,752	12,454
Cash reserved for users	408,489	278,141
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,544,981	$1,483,257

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	$(1,575)	$688
Decrease of warrant liabilities from cashless exercise of warrants	$8,973	$46,181
Supplemental Disclosure of Cash Activities:
(Decrease) increase in cash reserved for users	$(116,918)	$(63,149)
Cash paid for interest	$3,139	$—

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
(amounts in thousands)	2025	2024
Net loss	$(33,864)	$(142,568)
Adjusted for:
Depreciation and amortization (1)	70,116	53,180
Interest income	(9,489)	(15,067)
Interest expense	5,094	649
Income tax provision (benefit)	(5,600)	(351)
Stock-based compensation (2)	78,846	93,535
Transaction-related costs (3)	—	4,908
Litigation, settlement, and related costs (4)	—	9,320
Advocacy and other related legal expenses (5)	—	285
(Gain) loss on remeasurement of warrant liabilities	(2,495)	18,094
Other non-recurring costs and non-operating (income) costs (6)	22	405
Adjusted EBITDA	$102,630	$22,390

(1)The amounts include the amortization of acquired intangible assets of $42.7 million and $29.3 million for the three months ended March 31, 2025 and 2024, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(6)Primarily includes the change in fair value of certain financial assets, as well as our equity method share of investee’s losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
	2025	2024
Basic earnings (loss) per share attributable to common stockholders	$(0.07)	$(0.30)
Adjusted for:
Amortization of acquired intangible assets (1)	0.09	0.06
Stock-based compensation (2)	0.16	0.20
Transaction-related costs (3)	—	0.01
Litigation, settlement, and related costs (4)	—	0.02
Advocacy and other related legal expenses (5)	—	—
(Gain) loss on remeasurement of warrant liabilities	(0.01)	0.04
Other non-recurring and non-operating costs (income)	—	—
Tax impact of adjusting items (6)	(0.05)	—
Adjusted Earnings (Loss) Per Share*	$0.12	$0.03

_____________
*    Weighted average number of shares used to calculate Adjusted Earnings (Loss) Per Share for the three months ended March 31, 2025 and 2024 was 493.3 million and 474.2 million, respectively; totals may not add due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $42.7 million and $29.3 million for the three months ended March 31, 2025 and 2024, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(6)Beginning in the first quarter of the 2025, the Company began applying an estimated non-GAAP effective tax rate of 25%. The non-GAAP effective tax rate reflects the non-GAAP tax provision commensurate with the Company’s level of non-GAAP profitability, which was determined after adjusting for the non-GAAP adjustments presented above and excluding the impact of changes in the valuation allowance.

Information reconciling forward-looking fiscal year 2025 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C., and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, the District of Columbia, and certain Canadian provinces. DraftKings is both an official sports betting and daily fantasy partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our games responsibly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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